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                                                                     EXHIBIT 5.2



MOURANT DU FEU & JEUNE
ADVOCATES, SOLICITORS AND
NOTARIES PUBLIC                      PO Box 87             Tel: 01534 609000
                                     22 Grenville Street   Fax: 01534 609333
                                     St Helier             International
                                     Jersey JE4 8PX        Tel: +44 1534 609000
                                     Channel Islands       Fax: +44 1534 609333
                                                           www.mourant.com


AerCo Limited
22 Grenville Street
St Helier
Jersey JE4 8PX
Channel Islands


Our ref: 0215/ifd/21943/1/1421846

Dear Sirs

                                                                 7 December 2000

AERCO LIMITED

We have acted as special counsel to AerCo Limited, a public limited liability company incorporated in Jersey (the "COMPANY"), in connection with the issuance by the Company of four classes of Notes, the Subclass A-3 Notes, Subclass A-4 Notes, Subclass B-2 Notes and Subclass C-2 Notes (collectively, the "NEW NOTES"). The New Notes will be issued pursuant to an Indenture entered into between the Company and Bankers Trust Company, as trustee (the "TRUSTEE") on July 15, 1998 as supplemented by Supplement No. 1 thereto entered into between the Company and the Trustee on July 17, 2000 (as so supplemented, the "INDENTURE").

In that connection, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the following:

(a)      the Certificate of Incorporation of the Company;

(b) the Memorandum and Articles of Association of the Company previously filed with the Securities and Exchange Commission;

(c) the Indenture appearing as Exhibits 4.1 and 4.2 to the Registration Statement (as defined below);




A R Binnington, E A Breen, J A J Chapman, C E Coutanche (Senior Partner), J D P
  Crill, C L I Davies, N C Davies, E C Devenport, S M Gould, T J Herbert, R A Hickling, I C James, R F V Jeune (Managing Partner), B H Lacey, W Malorey, J A
      Richomme, M R Scott, J P Speck, A J R Syvret, J C Walker, D R Wilson

Associates: N J D Chapman, C R Deacon, M I Guillaume, N M Hamel, G A Pollano,
       N J Weston Consultants: K S Baker, R R Jeune C B E, P de C Mourant

 MOURANT DU FEU & JEUNE LONDON: 35 NEW BRIDGE STREET, BLACKFRIARS, LONDON EC4V
                6BW TEL: +44 20 7332 6161 FAX: +44 20 7332 6199


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AerCo Limited
7 December 2000

(d) the Registration Statement on Form F-4 first filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, on 7 December 2000 in connection with the registration of the New Notes pursuant to the Exchange Offer (as therein defined) to be made by the Company and as amended through the date hereof (the "REGISTRATION STATEMENT");

(e) the draft prospectus (the "PROSPECTUS") appearing in the Registration Statement; and

(f)      a specimen of each class of the Notes appearing as part of Exhibit
         4.2 to the Registration Statement.

Based upon the foregoing we are of the opinion as follows:

(1) the Company has been duly incorporated and is validly existing as a public limited liability company under the laws of Jersey and has full corporate power and authority to own its assets and conduct its business as described in the Registration Statement;

(2) assuming that (i) the Indenture was duly and validly authorized, executed and delivered by the Company and the Trustee in accordance with all relevant applicable laws; (ii) the Indenture constitutes the legal, valid and binding agreement and obligation of the Company enforceable in accordance with its terms under the laws of the State of New York (by which laws it is expressed to be governed); (iii) the Indenture is enforceable against the Company under such laws, and (iv) the directors of the Company were acting in its best interests when authorising, executing and delivering the Indenture, it constitutes the legal, valid and binding agreement and obligation of the Company, enforceable against the Company in accordance with its terms, subject to (a) applicable bankruptcy, reorganization, insolvency, fraudulent transfer, moratorium or other laws affecting creditors' rights generally from time to time in effect; (b) overriding principles of jurisdiction in the Jersey Court and (c) general principles of equity; and

(3) when the New Notes have been duly authorized, issued and delivered by the Company, provided the New Notes constitute the valid and binding obligations of the Company under the laws of the State of New York by which laws the New Notes are expressed to be governed, the New Notes will be legally and validly issued in Jersey and will constitute valid and binding obligations of the Company, subject to (i) applicable bankruptcy, reorganization, insolvency, fraudulent transfer, moratorium or other laws affecting creditors' rights generally from time to time in effect and (ii) general principles of equity.

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AerCo Limited
7 December 2000


We do not express any opinion as to any laws other than the laws of Jersey as such laws are applied by the Courts of Jersey as at the date of this letter. We know that we may be referred to as legal advisers who have opined upon the validity of the New Notes on behalf of the Company, in the Registration Statement and in any Prospectus forming a part of the Registration Statement, and we hereby consent to such use of our name in the Registration Statement and any amendments thereto, as well as to the use of this letter as an exhibit to the Registration Statement.

Yours faithfully,

/s/ MOURANT DU FEU & JEUNE
MOURANT DU FEU & JEUNE